UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 20, 2003

Wilsons The Leather Experts Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-21543	41-1839933
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota		55428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (763) 391-4000

Item 7.	Financial Statements and Exhibits

	(c)	Exhibits. The following exhibit is filed with this report.

	99.1	The Company’s press release dated May 20, 2003 containing its financial results for the first quarter ended May 3, 2003.

Item 9.	Regulation FD Disclosure

The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

On May 20, 2003, Wilsons The Leather Experts Inc. (the “Company”) issued the news release that is attached hereto as Exhibit 99.1 and incorporated herein by electronic transmission.

This news release includes a presentation of a non-GAAP measure that excludes unusual or non-recurring items. For such non-GAAP measure, the news release also provides the most directly comparable GAAP measure and a reconciliation of the non-GAAP measure to the GAAP measure.

Management believes that the non-GAAP measure provides useful information to investors regarding the Company’s results of operations and financial condition because it permits a more meaningful comparison and understanding of the Company’s operating performance for the current period. Management uses this non-GAAP measure to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.

/s/ Peter G. Michielutti Peter G. Michielutti Executive Vice President and Chief Financial Officer

Date: May 20, 2003

Index to Exhibits

Exhibit
No.	Description

99.1	The Company’s press release dated May 20, 2003 containing its financial results for the first quarter ended May 3, 2003.